Exhibit 99.1
RingCentral Announces Third Quarter 2023 Results
Q3 2023 revenue above high end of guidance
Q3 2023 GAAP and non-GAAP operating margin up strongly
Raising midpoint of 2023 revenue outlook

Belmont, Calif. – November 6, 2023 – RingCentral, Inc. (NYSE: RNG), a leading provider of AI-powered global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced financial results for the third quarter ended September 30, 2023.
Third Quarter Financial Highlights
•Total revenue increased 10% year over year to $558 million.
•Subscriptions revenue increased 10% year over year to $531 million.
•Annualized Exit Monthly Recurring Subscriptions (ARR) increased 11% year over year to $2.26 billion.
•Mid-market and Enterprise ARR increased 13% year over year to $1.41 billion.
•GAAP operating margin of (9.7%), compared to (35.9%) in the prior year.
•Non-GAAP operating margin of 19.1%, up 560 basis points year-over-year.

“RingCentral is leveraging its leading position in Unified Communications to transform into an AI-first, multi-product company with proprietary offerings across UCaaS, CCaaS, Conversation and Revenue Intelligence, and Events, Webinars and Meetings,” said Tarek Robbiati, RingCentral’s CEO. “Our solid third quarter results demonstrate our ability to drive long-term durable, profitable growth.”
Financial Results for the Third Quarter 2023
•Revenue: Total revenue was $558 million for the third quarter of 2023, up from $509 million in the third quarter of 2022, representing 10% growth. Adjusted for constant currency, total revenue rose 9%. Subscriptions revenue of $531 million increased 10% year over year and accounted for 95% of total revenue. Adjusted for constant currency, subscriptions revenue rose 10%.
•Operating Income (Loss): GAAP operating loss was ($54) million, compared to ($183) million in the same period last year. Non-GAAP operating income was $107 million, or 19.1% of total revenue, compared to $69 million, or 13.5% of total revenue, for the third quarter of 2022.
•Adjusted EBITDA: Adjusted EBITDA for the third quarter of 2023 was $128 million, or 22.9% of total revenue, compared to $87 million, or 17.1% of total revenue, for the third quarter of 2022.
•Net Income (Loss) Per Share: GAAP net loss per share was ($0.45), compared to ($2.98) in the same period last year. Diluted non-GAAP net income per share was $0.78, compared to $0.55 per share in the same period last year. The third quarters of 2023 and 2022 reflected an approximately 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the third quarter of 2023 was $432 million. This compares to $225 million at the end of the second quarter of 2023. Our cash balance reflects the August 2023 issuance of $400 million of senior notes due 2030, with $154 million of the proceeds from this issuance subsequently used during the third quarter of 2023 to repurchase a portion of our 2025 and 2026 convertible notes. The Company also repurchased $75 million in shares during the third quarter of 2023 under the plans announced in February and May of 2023. On November 1, 2023, the company's Board of Directors authorized an incremental $100 million for the repurchase of shares.

Financial Outlook

"We are seeing early traction with our new products such as RingCX, RingSense and RingCentral Events," said Sonalee Parekh, RingCentral's CFO. "Our efficiency initiatives also continue to drive improved non-GAAP operating margins, which we are raising to 19.0%, at the high end of our prior range of 18.5% to 19.0%. We are also raising our free cash flow outlook, and now expect to generate $290 to $300 million of adjusted, unlevered free cash flow in 2023, up from our prior outlook of $270 to $290 million.”
Full Year 2023 Guidance:
•Updating subscriptions revenue range to $2.095 to $2.101 billion, representing annual growth of 11%; raising midpoint to $2.098 billion.
•Updating total revenue range to $2.198 to $2.205 billion, representing annual growth of 11%; raising midpoint to $2.201 billion.
•GAAP operating margin range of (9.3%) to (8.7%) versus (8.0%) to (6.3%) previously, as we continue to streamline the organization and incur restructuring costs.
•Raising non-GAAP operating margin range to 19.0%, up from 18.5% to 19.0% previously.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS of $3.19 to $3.20 based on 97.0 million fully diluted shares. This compares to $3.11 to $3.25 based on 99.0 million to 98.0 fully diluted shares.
•Share-based compensation range of $426 to $431 million.
•Amortization of acquired intangibles of $151 million.
•Third-party relocation and other costs, net, of $10 million.
•Restructuring costs of $23 to $28 million.
•Raising adjusted, unlevered free cash flow to $290 to $300 million, up from $270 to $290 million.
Fourth Quarter 2023 Guidance:
•Subscriptions revenue range of $542.0 to $548.0 million, representing year-over-year growth of 8% to 9%.
•Total revenue range of $566.5 to $573.5 million, representing year-over-year growth of 8% to 9%.
•GAAP operating margin range of (8.8%) to (6.7%).
•Non-GAAP operating margin of 20.0%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS of $0.82 to $0.83 based on 97.0 to 96.5 million fully diluted shares.
•Share-based compensation range of $105 to $110 million.
•Amortization of acquired intangibles of $38 million.
•Restructuring costs of $10 million to $15 million.
Additional Highlights
•Announced in August 2023 the issuance of $400 million aggregate principal amount of senior notes due 2030 (the “2030 Senior Notes”) in a private offering. The 2030 Senior Notes are senior unsecured and bear interest at a rate of 8.5% per annum. We intend to use the net proceeds from the 2030 Senior Notes to repurchase a portion of our outstanding convertible senior notes and the remainder of the net proceeds, if any, for general corporate purposes.
•Announced in August 2023 we had entered into individual, privately negotiated repurchase transactions with certain holders of our 0% Convertible Senior Notes due 2025 (the “2025 Convertible Notes”) and 0% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”). We paid $154 million in cash to repurchase approximately $166 million in aggregate principal of the 2025 and 2026 Convertible Notes. The transaction was funded with proceeds from the August 2023 issuance of the 2030 Senior Notes.
For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2023, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
We have not reconciled adjusted, unlevered free cash flow guidance to net cash provided by (used in) operating activities because we do not provide guidance on the reconciling items between net cash provided by (used in) operating activities and adjusted, unlevered free cash flow due to the uncertainty regarding, and the potential variability of, these items. Accordingly, a reconciliation of net cash provided by (used in) operating activities to adjusted, unlevered free cash flow guidance is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the third quarter of 2023 and outlook for the fourth quarter and full year of 2023.
•When: Monday, November 6, 2023 at 2:00PM PT (5:00PM ET).
•Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally
•Webcast: RingCentral Q3 2023 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on November 13, 2023, a telephone replay will be available by dialing 1-844-512-2921 from the United States or 1-412-317-6671 internationally with recording access code 10183256.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at https://ir.ringcentral.com.
About RingCentral

RingCentral is a leading global provider of cloud-based business communications and collaboration solutions that seamlessly combine phone, messaging, video meetings, and contact center. RingCentral empowers customers with AI-powered conversation intelligence that unlocks insights from their interaction data to accelerate business outcomes. With decades of expertise in reliable and secure cloud communications, RingCentral has earned the trust of millions of customers and thousands of partners worldwide. Visit ringcentral.com to learn more.

© 2023 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Contact Center and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, our expectations regarding our profitability and our non-GAAP adjusted, unlevered free cash flow, our estimates and expectations regarding third parties, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions, including our recently announced acquisition of select assets from Hopin; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP adjusted, unlevered free cash flow, and constant currency revenue. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, asset write-down charges, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, net impact of amended agreements with strategic partners, and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as Non-GAAP income (loss) from operations excluding depreciation and amortization. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, asset write-down charges, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, net impact of amended agreements with strategic partners, restructuring costs, non-cash interest expense associated with amortization of debt discount and issuance costs related to our long term debt, loss (gain) associated with investments, loss (gain) on early extinguishment of debt, intercompany remeasurement gains or losses, and the related income tax effect of these adjustments.

Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.

Non-GAAP adjusted, unlevered free cash flow is defined as GAAP net cash provided by (used in) operating activities adjusted for capital expenditures including purchases of property and equipment and capitalized internal-use software, strategic partnerships, restructuring and other non-recurring payments, and cash paid for interest. We believe information regarding adjusted, unlevered free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash.

We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP adjusted, unlevered free cash flow, and constant currency revenue in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, and Non-GAAP adjusted, unlevered free cash flow provide useful measure for period-to-period comparisons of our business.

The Company has provided certain revenue-related information adjusted for constant currency to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results in currencies other than United States dollars are converted into United States dollars at the average exchange rate prevailing for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP adjusted, unlevered free cash flow, and constant currency revenue are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.

Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions, and net monthly subscription dollar retention rate. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We define our net monthly subscription dollar retention rate as (i) one plus (ii) the quotient of dollar net change divided by average monthly recurring subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:
Will Wong, RingCentral
650-450-4826
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
650-562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$432,352	$269,984
Accounts receivable, net	347,912	311,318
Deferred and prepaid sales commission costs	176,197	158,865
Prepaid expenses and other current assets	95,858	55,849
Total current assets	1,052,319	796,016
Property and equipment, net	183,593	185,400
Operating lease right-of-use assets	32,477	35,433
Deferred and prepaid sales commission costs, non-current	394,020	438,579
Goodwill	66,482	54,335
Acquired intangibles, net	431,920	528,051
Other assets	21,683	35,848
Total assets	$2,182,494	$2,073,662
Liabilities, Temporary Equity, and Stockholders' Deficit
Current liabilities
Accounts payable	$43,311	$62,721
Accrued liabilities	310,752	380,113
Current portion of long-term debt, net	20,000	—
Deferred revenue	231,247	209,725
Total current liabilities	605,310	652,559
Long-term debt, net	1,781,252	1,638,411
Operating lease liabilities	18,577	20,182
Other long-term liabilities	62,362	45,848
Total liabilities	2,467,501	2,357,000

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders' deficit
Common stock	9	10
Additional paid-in capital	1,170,672	1,059,880
Accumulated other comprehensive loss	(3,244)	(8,781)
Accumulated deficit	(1,651,893)	(1,533,896)
Total stockholders' deficit	$(484,456)	$(482,787)
Total liabilities, temporary equity and stockholders’ deficit	$2,182,494	$2,073,662

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Subscriptions	$531,030	$483,229	$1,552,956	$1,386,140
Other	27,134	25,803	78,202	77,444
Total revenues	558,164	509,032	1,631,158	1,463,584
Cost of revenues
Subscriptions	141,172	134,372	413,664	395,083
Other	27,802	33,102	80,403	86,055
Total cost of revenues	168,974	167,474	494,067	481,138
Gross profit	389,190	341,558	1,137,091	982,446
Operating expenses
Research and development	85,444	86,700	250,965	273,492
Sales and marketing	270,767	261,914	795,422	781,767
General and administrative	87,154	72,261	244,472	217,810
Asset write-down charge	—	103,242	—	103,242
Total operating expenses	443,365	524,117	1,290,859	1,376,311
Loss from operations	(54,175)	(182,559)	(153,768)	(393,865)
Other income (expense), net
Interest expense	(12,162)	(1,178)	(19,492)	(3,613)
Other income (expense)	20,441	(100,006)	61,521	(194,725)
Other income (expense), net	8,279	(101,184)	42,029	(198,338)
Loss before income taxes	(45,896)	(283,743)	(111,739)	(592,203)
(Benefit from) provision for income taxes	(3,780)	873	6,258	2,900
Net loss	$(42,116)	$(284,616)	$(117,997)	$(595,103)
Net loss per common share
Basic and diluted	$(0.45)	$(2.98)	$(1.24)	$(6.26)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	94,593	95,575	95,213	95,097

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(117,997)	$(595,103)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	174,723	184,166
Share-based compensation	314,533	293,777
Unrealized loss on investments	1,646	176,218
Asset write-down charge	—	124,904
Amortization of deferred and prepaid sales commission costs	100,618	81,536
Amortization of debt discount and issuance costs	3,465	3,350
Non-cash interest expense	4,156	—
Gain on early extinguishment of debt	(42,891)	—
Reduction of operating lease right-of-use assets	15,272	14,887
Provision for bad debt	5,200	7,103
Other	723	3,688
Changes in assets and liabilities:
Accounts receivable	(39,641)	(40,247)
Deferred and prepaid sales commission costs	(103,773)	(185,049)
Prepaid expenses and other assets	(7,251)	(689)
Accounts payable	(31,664)	19,384
Accrued and other liabilities	9,383	47,001
Deferred revenue	15,309	32,970
Operating lease liabilities	(15,993)	(15,963)
Net cash provided by operating activities	285,818	151,933
Cash flows from investing activities
Purchases of property and equipment	(17,515)	(23,828)
Capitalized internal-use software	(38,241)	(39,638)
Cash paid for business combination, net of cash acquired	(14,709)	—
Proceeds from sale of marketable equity investments	—	3,223
Purchases of intangible assets and long-term investments	—	(3,990)
Net cash used in investing activities	(70,465)	(64,233)
Cash flows from financing activities
Proceeds from issuance of stock in connection with stock plans	10,954	10,892
Payments for taxes related to net share settlement of equity awards	(7,124)	(5,180)
Payments for repurchase of common stock	(249,568)	(45,004)
Proceeds from issuance of long-term debt, net of issuance costs	786,311	—
Payments for the repurchase of convertible senior notes	(580,960)	—
Repayments of principal on term loan	(5,000)	—
Repayments for financing obligations	(4,738)	(3,950)
Payments for contingent consideration	(1,673)	(1,538)
Net cash used in financing activities	(51,798)	(44,780)
Effect of exchange rate changes	(1,187)	(4,699)
Net increase in cash, cash equivalents, and restricted cash	162,368	38,221
Cash, cash equivalents, and restricted cash
Beginning of period	269,984	267,162
End of period	$432,352	$305,383

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Subscriptions	$531,030	$483,229	$1,552,956	$1,386,140
Other	27,134	25,803	78,202	77,444
Total revenues	558,164	509,032	1,631,158	1,463,584
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	141,172	134,372	413,664	395,083
Share-based compensation	(7,392)	(6,577)	(21,096)	(20,421)
Amortization of acquired intangibles	(37,045)	(42,750)	(110,324)	(128,609)
Third-party relocation and other costs	(93)	(74)	(105)	(1,229)
Restructuring costs	—	(96)	(637)	(252)
Non-GAAP Subscriptions cost of revenues	96,642	84,875	281,502	244,572

GAAP Other cost of revenues	27,802	33,102	80,403	86,055
Share-based compensation	(2,380)	(2,066)	(6,892)	(6,705)
Amortization of acquired intangibles	(22)	(23)	(66)	(54)
Restructuring costs	(6)	—	(58)	—
Non-GAAP Other cost of revenues	25,394	31,013	73,387	79,296
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	81.8%	82.4%	81.9%	82.4%
Non-GAAP Other	6.4%	(20.2)%	6.2%	(2.4)%
Non-GAAP Gross profit	78.1%	77.2%	78.2%	77.9%
Operating expenses reconciliation
GAAP Research and development	85,444	86,700	250,965	273,492
Share-based compensation	(24,576)	(22,105)	(71,804)	(70,264)
Third-party relocation and other costs	(3,401)	(1,468)	(4,964)	(17,560)
Restructuring costs	(1,794)	(2,383)	(4,281)	(2,722)
Non-GAAP Research and development	55,673	60,744	169,916	182,946
As a % of total revenues non-GAAP	10.0%	11.9%	10.4%	12.5%

GAAP Sales and marketing	270,767	261,914	795,422	781,767
Share-based compensation	(38,287)	(38,139)	(117,063)	(119,749)
Amortization of acquired intangibles	(1,134)	(894)	(2,529)	(2,746)
Third-party relocation and other costs	(86)	(41)	(101)	(55)
Restructuring costs	(1,124)	(2,096)	(5,093)	(3,033)
Non-GAAP Sales and marketing	230,136	220,744	670,636	656,184
As a % of total revenues non-GAAP	41.2%	43.4%	41.1%	44.8%

GAAP General and administrative	87,154	72,261	244,472	217,810
Share-based compensation	(40,456)	(28,096)	(103,858)	(84,509)
Third-party relocation and other costs	(1,689)	(430)	(5,317)	(3,374)
Restructuring costs	(1,520)	(740)	(2,856)	(1,823)
Non-GAAP General and administrative	43,489	42,995	132,441	128,104
As a % of total revenues non-GAAP	7.8%	8.4%	8.1%	8.8%

Income (loss) from operations reconciliation
GAAP loss from operations	(54,175)	(182,559)	(153,768)	(393,865)
Share-based compensation	113,091	96,983	320,713	301,648
Amortization of acquired intangibles	38,201	43,667	112,919	131,409
Asset write-down charge	—	103,242	—	103,242
Third-party relocation and other costs	5,269	2,013	10,487	22,218
Restructuring costs	4,444	5,315	12,925	7,830
Non-GAAP Income from operations	106,830	68,661	303,276	172,482
Non-GAAP Operating margin	19.1%	13.5%	18.6%	11.8%

Depreciation and amortization	20,966	18,298	61,804	52,757
Non-GAAP Adjusted EBITDA	127,796	86,959	365,080	225,239
As a % of total revenues non-GAAP	22.9%	17.1%	22.4%	15.4%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) reconciliation
GAAP net loss	$(42,116)	$(284,616)	$(117,997)	$(595,103)
Share-based compensation	113,091	96,983	320,713	301,648
Amortization of acquired intangibles	38,201	43,667	112,919	131,409
Asset write-down charge	—	103,242	—	103,242
Third-party relocation and other costs, net	(1,731)	2,013	(22)	22,204
Restructuring costs	4,444	5,315	12,925	7,830
Amortization of debt discount and issuance costs	1,067	1,118	3,465	3,350
Loss associated with investments	99	99,835	1,745	194,080
Gain on early extinguishment of debt	(11,784)	—	(42,891)	—
Intercompany remeasurement loss (gain)	669	35	(1,217)	519
Income tax expense effects	(25,866)	(14,532)	(60,319)	(35,818)
Non-GAAP net income	$76,074	$53,060	$229,321	$133,361
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	94,593	95,575	95,213	95,097
Effect of dilutive securities	2,362	927	1,622	977
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	96,955	96,502	96,835	96,074

Diluted net income (loss) per share
GAAP net loss per share	$(0.45)	$(2.98)	$(1.24)	$(6.26)
Non-GAAP net income per share	$0.78	$0.55	$2.37	$1.39

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP ADJUSTED, UNLEVERED FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$86,594	$42,260	$285,818	$151,933
Less:
Capitalized expenditures	(16,632)	(21,745)	(55,756)	(63,466)
Strategic partnerships	—	—	(33,250)	—
Add:
Restructuring and other payments	10,038	12,724	21,460	14,118
Cash paid for interest, net of interest rate swap	6,737	52	10,166	272
Non-GAAP adjusted, unlevered free cash flow	$86,737	$33,291	$228,438	$102,857

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q4 2023		FY 2023
	Low Range	High Range	Low Range	High Range
GAAP revenues	566.5	573.5	2,197.7	2,204.7

GAAP loss from operations	(49.7)	(38.3)	(203.4)	(192.1)
GAAP operating margin	(8.8%)	(6.7%)	(9.3%)	(8.7%)
Share-based compensation	110.0	105.0	430.7	425.7
Amortization of acquired intangibles	38.0	38.0	150.9	150.9
Third-party relocation and other costs, net	—	—	10.5	10.5
Restructuring costs	15.0	10.0	28.0	23.0
Non-GAAP income from operations	113.3	114.7	416.7	418.0
Non-GAAP operating margin	20.0%	20.0%	19.0%	19.0%